Filed pursuant to Rule 424(b)(3)

File Number 333-150500

COOPER-STANDARD AUTOMOTIVE INC.

Supplement No. 2 to market-making prospectus dated May 12, 2008, as previously supplemented on May 13, 2008 (Supplement No. 1)

The date of this supplement is June 30, 2008

On June 23, 2008, Cooper-Standard Holdings Inc. filed the attached Current Report on Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2008

COOPER-STANDARD HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

333-123708

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	20-1945088 (IRS Employer Identification No.)

39550 Orchard Hill Place Drive
Novi, Michigan 48375
(Address of Principal Executive Offices) (Zip Code)

(248) 596-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2008, Cooper-Standard Holdings Inc. (the “Company”) issued a press release announcing that effective July 1, 2008, Edward A. Hasler, the Company’s current President and Chief Operating Officer, will become the President and Chief Executive Officer of the Company and of Cooper-Standard Automotive Inc., the Company’s wholly-owned operating subsidiary, replacing James S. McElya, who will remain as executive Chairman of the Board of both companies. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Information regarding Mr. Hasler, his service with the Company and its predecessor and his other business experience is included under Part III, Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and is incorporated herein by reference. The Company is currently considering any modifications to his current employment agreement in light of his new position.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Cooper-Standard Holdings Inc. press release, dated June 23, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.
By:	/s/ Timothy W. Hefferon
Timothy W. Hefferon Vice President, General Counsel and Secretary

Date: June 23, 2008

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COOPER-STANDARD HOLDINGS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99.1	Cooper-Standard Automotive Inc. press release, dated June 23, 2008.